Exhibit 3.2

ASTRANA HEALTH, INC.

AMENDED AND RESTATED BY-LAWS

Amended and restated as of February ~~26~~28, 2024

TABLE OF CONTENTS

ARTICLE I - OFFICES	1
Section 1.1 - Principal Office	1
Section 1.2 - Other Offices	1
ARTICLE II - SHAREHOLDERS	1
Section 2.1 - Annual Meeting	1
Section 2.2 - Special Meetings	1
Section 2.3 - Notice of Meetings	1
Section 2.4 - Quorum	~~1~~2
Section 2.5 - Organization	2
Section 2.6 - Conduct of Business	2
Section 2.7 - Advance Notice of Shareholder Business and Nominations	3
Section ~~2.7~~2.8 - Proxies and Voting	~~2~~10
Section ~~2.8~~2.9 - Shareholder Action By Written Consent	~~2~~10
Section ~~2.9~~2.10 - Stock List	~~3~~11
Section ~~2.10~~2.11 - Meetings by ~~Telecommunication~~Remote Communication	~~3~~11

ARTICLE III - BOARD OF DIRECTORS	~~3~~11
Section 3.1 - Number and Term of Office	~~3~~11
Section 3.2 - Vacancies	~~3~~12
Section 3.3 - Regular Meetings	~~4~~12
Section 3.4 - Special Meetings	~~4~~12
Section 3.5 - Quorum	~~4~~12
Section 3.6 - Participation in Meetings by ~~Conference Telephone~~Remote Communication	~~4~~13
Section 3.7 - Conduct of Business; Action by Consent	~~4~~13
Section 3.8 - Powers	~~5~~13
Section 3.9 - Compensation of Directors	~~5~~14
Section 3.10 - Interested Directors	~~5~~14
Section 3.11 - Loans	~~6~~14
ARTICLE IV - COMMITTEES	~~6~~15
Section 4.1 - Committees of the Board of Directors	~~6~~15
Section 4.2 - Conduct of Business	~~6~~15
ARTICLE V - OFFICERS	~~7~~15
Section 5.1 - Generally	~~7~~15
Section 5.2 - President	~~7~~16
Section 5.3 - Vice-president	~~7~~16
Section 5.4 - Treasurer	~~7~~16
Section 5.5 - Secretary	~~7~~16
Section 5.6 - General Manager	~~7~~16

Section 5.7 - Delegation of Authority	~~8~~16
Section 5.8 - Removal	~~8~~16
Section 5.9 - Action with Respect to Securities of Other Corporation	~~8~~17
ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS	~~8~~17
Section 6.1 - Generally	~~8~~17
Section 6.2 - Expenses	~~9~~17
Section 6.3 - Determination by Board of Directors	~~9~~18
Section 6.4 - Non-exclusive Right	~~9~~18
Section 6.5 - Insurance	~~9~~18
Section 6.6 - Violation of Law	~~10~~18
Section 6.7 - Coverage	~~10~~18
ARTICLE VII - STOCK	~~10~~19
Section 7.1 - Certificates of Stock	~~10~~19
Section 7.2 - Transfers of Stock	~~10~~19
Section 7.3 - Record Date	~~11~~20
Section 7.4 - Lost, Stolen or Destroyed Certificates	~~11~~20
Section 7.5 - Regulations	~~11~~20
ARTICLE VIII - NOTICES	~~11~~20
Section 8.1 - Notices	~~11~~20
Section 8.2 - Waivers	~~11~~20
ARTICLE IX - MISCELLANEOUS	~~11~~21
Section 9.1 - Facsimile Signatures	~~11~~21
Section 9.2 - Corporate Seal	~~11~~21
Section 9.3 - Reliance upon Books, Reports and Records	~~12~~21
Section 9.4 - Fiscal Year	~~12~~21
Section 9.5 - Time Periods	~~12~~21
ARTICLE X - AMENDMENTS	~~12~~21
Section 10.1 - Amendments	~~12~~21

ARTICLE I - OFFICES

Section 1.1 - Principal Office

The principal executive office of the corporation shall be such location as deemed necessary from time to time by the Board of Directors.

Section 1.2 - Other Offices

The corporation may also have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II - SHAREHOLDERS

Section 2.1 - Annual Meeting

An annual meeting of the shareholders, for the ~~selection~~election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the Delaware General Corporation Law. If the Board of Directors does not designate a location for the annual meeting of the shareholders, such meeting shall be held at the principal executive offices of the ~~Corporation~~corporation.

Section 2.2 - Special Meetings

Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the president, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting, and shall be held at such place, on such date, and at such time as ~~they or he shall fix.~~the Board of Directors or person(s) calling such special meeting shall fix. A special meeting of the shareholders may be held solely by means of remote communication as provided under the Delaware General Corporation Law.

Section 2.3 - Notice of Meetings

~~Written notice~~Notice of the place, if any, date and time of all meetings of the shareholders, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given~~,~~  not less than ten nor more than sixty days before the date on which the meeting is to be held, to each ~~stockholder~~shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the corporation statutes of the State of Delaware).

When a meeting is adjourned to another place, if any, date or time~~, written~~ (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, ~~written~~ notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4 - Quorum

At any meeting of the shareholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law~~.~~ or provided by the rules of any stock exchange upon which the corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

If a quorum shall fail to attend any meeting, the ~~chairman~~chairperson of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

If a notice of any adjourned special meeting of shareholders is sent to all shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 2.5 - Organization

Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the shareholders and act as ~~chairman~~chairperson of the meeting. In the absence of the ~~Secretary~~secretary of the corporation, the secretary of the meeting shall be the person the ~~chairman~~chairperson appoints.

Section 2.6 - Conduct of Business

The ~~chairman~~chairperson of any meeting of shareholders shall determine the agenda, order of business and the ~~procedure~~procedures at the meeting, including ~~such~~the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting and such other regulation of the manner of voting and the conduct of discussion as ~~seem to him in order.~~the chairperson deems to be appropriate. The chairperson of the meeting may also establish rules for determining who, in addition to stockholders entitled to vote thereat and their proxyholders, may attend the meeting of shareholders. The chairperson of any meeting of shareholders shall have the power to adjourn or recess the meeting to another place, if any, date and time, whether pursuant to Section 2.4 of these By-laws or otherwise, and notice of such adjournment or recess need be given only if required by law. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 2.7 - Advance Notice of Shareholder Business and Nominations

A. Annual Meetings of Shareholders

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (a) pursuant to the corporation’s notice of meeting or proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting, and who has complied with the notice procedures set forth in this Section. For the avoidance of doubt, clause (c) shall be the exclusive means for a shareholder to make director nominations and to bring proposals before an annual meeting of shareholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

B. Special Meetings of Shareholders

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2.2 above. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting, and who has complied with the notice procedures set forth in this Section.

C. Certain Matters Pertaining to Shareholder Business and Nominations

(1) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph A of this Section or for nominations to be properly brought before a special meeting by a shareholder pursuant to clause (b) of paragraph B of this Section, (1) the shareholder must have given timely notice thereof in writing to the secretary of the corporation, (2) such other business must otherwise be a proper matter for shareholder action under the Delaware General Corporation Law, (3) (A) if the shareholder, or the beneficial owner on whose behalf any proposal other than the nomination of persons for election to the Board of Directors is made, has provided the corporation with a Solicitation Notice, as that term is defined in this Section, in the case of a proposal other than the nomination of persons for election to the Board of Directors, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or (B) if the shareholder, or the beneficial owner on whose behalf any nomination of persons for election to the Board of Directors is made, has provided the corporation with a notice of nomination or nominations, such shareholder or beneficial owner must certify to the corporation, in writing, that it has complied with, and will comply with, the requirements of Rule 14a-19 promulgated under the Exchange Act, if applicable, and such shareholder or beneficial owner shall deliver, no later than five business days prior to the applicable meeting or any adjournment, rescheduling, postponement, or other delay thereof, reasonable evidence that such person has complied with such requirements, and (4) in the case of a proposal other than the nomination of persons for election to the Board of Directors, if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the shareholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, a shareholder’s notice pertaining to an annual meeting shall be delivered in writing to the corporation’s secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary (the “Anniversary”) of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the Anniversary, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice of such nomination shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting nor later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding the foregoing, in no event shall an adjournment, postponement or recess of a meeting for which notice has been given commence a new time period for the giving of a shareholder’s notice pertaining to such meeting. Such shareholder’s notice for an annual meeting or a special meeting shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director:

(i) (A) the name, age, business address, and residence address of such nominee, (B) the principal occupation or employment of such nominee for at least the last five years, including all positions of such nominee as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (C) the class or series and number of shares and other securities of the corporation, including any Derivative Instruments (as defined below), that are owned of record or beneficially owned by such nominee, directly or indirectly, (D) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder or concerning the nominee’s potential service on the Board of Directors, (E) a description of any business or personal interests that could place such nominee in a potential conflict of interest with the corporation, (F) a written statement signed by the nominee acknowledging that, as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the corporation and its shareholders, (G) a written representation and agreement, which shall be signed by the nominee and pursuant to which the nominee shall represent and agree that the nominee (1) consents to serving as a director if elected and (if applicable) to being named in the corporation’s proxy statement and/or form of proxy as a nominee, and intends to serve as a director for the full term for which such person is standing for election, (2) will promptly notify the corporation of the nominee’s actual or potential unwillingness or inability to serve as a director, (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation, or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with such nominee’s fiduciary duties under applicable law, (4) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation, (5) does not need any permission or consent from any third party to serve as a director of the corporation, if elected, that has not been obtained, including any employer or other board or governing body on which such nominee serves, including providing copies of any and all requisite permissions or consents, and (6) if elected as a director, will comply with all of the corporation’s code of ethics, conflict of interest, related party, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be provided to such nominee promptly following a request therefor), (H) a signed and completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee in the form required by the corporation (which form shall be requested in writing from the corporation’s secretary prior to submitting the notice), and (I) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of such nominees as directors, or is otherwise required, in each case, pursuant to Section 14(a) of the Exchange Act, including Regulation 14A and Rule 14a-19 promulgated under the Exchange Act;

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships or agreements, including any agreement pursuant to which the nomination is to be made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates (including any Control Person (as defined below)), on the one hand, and each proposed nominee, and each such nominee’s respective affiliates and associates (including any Control Person), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof (including any Control Person (as defined below)), were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iii) to the extent known by the shareholder, the name and address of any other securityholder of the corporation who owns, beneficially or of record, any securities of the corporation and who financially supports any nominee or other business proposed by such shareholder.

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal to be presented (including the text of any resolutions or Bylaw amendment proposed for consideration), a brief written statement of the reasons why such shareholder favors the proposal and the reasons for conducting such business at the meeting, any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made (other than as a shareholder or beneficial owner), to the extent known by the shareholder, the name and address of any other securityholder of the corporation who owns, beneficially or of record, any securities of the corporation and who supports any matter such shareholder intends to propose, and any other information relating to such proposal that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14(a) of the Exchange Act, including Regulation 14A; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “Control Person”):

(i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and any such Control Person;

(ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and any such Control Person, (B) any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation and regardless of the form of settlement, any option, warrant, convertible security, forward contract, contract of sale or other derivative, swap, hedge, pledge, repurchase, voting rights or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly, (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation (in each case, referred to herein as a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder, such beneficial owner and any such Control Person, including a description of the material terms of such Derivative Instrument, including, without limitation, the date such Derivative Instrument or other such opportunity was acquired or entered into, and any counterparty to such Derivative Instrument, (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner, or any such Control Person has a right to, directly or indirectly, vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), € any rights to dividends or other distributions on the shares of the corporation owned beneficially (directly or indirectly) by such shareholder, such beneficial owner or such Control Person that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner, or any such Control Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner, or any such Control Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any; in each case, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household;

(iii) any other information relating to such shareholder, such beneficial owner, if any, and any such Control Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of all agreements, arrangements, plans, proposals and understandings between such shareholder, such beneficial owner, if any, and any such Control Person and any other person or persons (including their names) in connection with the proposal of such business or director nomination by such shareholder (which description shall identify the name of each other person who is party to such an agreement, arrangement, plan, proposal or understanding), including, without limitation, any agreements, arrangements, plans, proposals or understandings that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable);

(v) a representation that such shareholder (or a qualified representative of the shareholder) intends to appear in person at the meeting to nominate the person or persons specified in the notice or to propose such other business;

(vi) a statement whether or not either such shareholder or beneficial owner will engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(vii) in the case of a proposal other than the nomination of persons for election to the Board of Directors, a representation whether such shareholder or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent, a “Solicitation Notice”); and

(viii) in the case of a nomination or nominations, a representation that such shareholder or beneficial owner intends, or is part of a group that intends, to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act.

(2) At the request of the corporation, a shareholder, beneficial owner, if any, or director nominee must promptly, but in any event within five business days after such request, provide to the corporation such other information that the corporation may reasonably request, including, with respect to any director nominee, one or more interviews with such proposed nominee at the request of the Board of Directors or a committee of the Board of Directors. The corporation may request such additional information as necessary to permit the corporation to determine the eligibility of a nominee to serve as a director of the corporation, including information relevant to a determination whether such person can be considered an independent director and any additional information required under Rule 14a-19 promulgated under the Exchange Act.

(3) A shareholder nominating one or more persons for election as directors or proposing business to be brought before a shareholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made shall update and supplement the information in the notice required to be provided pursuant to this Section from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the secretary of the corporation at the principal executive offices of the corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). Notwithstanding the foregoing, if a shareholder or beneficial owner no longer plans to solicit proxies in accordance with its representation pursuant to Section 2.7(C)(1)(c)(vii) or (viii), such person shall inform the corporation of this change by delivering a writing to the corporation’s secretary at the principal executive offices of the corporation no later than two business days after the occurrence of such change. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders. If a shareholder providing written notice required by this Section fails to provide any written update in accordance with this Section, the information as to which such written update relates may be deemed not to have been provided in accordance with these By-laws.

(4) Notwithstanding anything in the second sentence of paragraph (C)(1) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 55 days prior to the Anniversary (or, if the annual meeting is held more than 30 days before or 30 days after the Anniversary, at least 55 days prior to such annual meeting), a shareholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the corporation’s secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

D. General

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The number of nominees a shareholder may include in the notice required under this Section or nominate for election at a meeting of shareholders (or, in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees such shareholder may include in the notice or may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. Except as otherwise provided by law or these By-laws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws (including, without limitation, compliance with Rule 14a-19 promulgated under the Exchange Act) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, The Associated Press, or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(4) Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to make such shareholder’s nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the corporation. For purposes of this Section, to be considered a “qualified representative” of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of shareholders.

(5) If any information or representation submitted pursuant to this Section is inaccurate or incomplete in any material respect, such information or representation may be deemed not to have been provided in accordance with these By-laws. The shareholder giving notice shall notify the corporation’s secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information or representation submitted within two business days after becoming aware of such inaccuracy or change. Upon written request of the corporation’s secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the shareholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date (including, if requested by the corporation, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3) promulgated under Regulation 14A of the Exchange Act). If the shareholder fails to provide such written verification or affirmation within such period, the information or representation as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these By-laws.

(6) Without limiting the other provisions and requirements of this Section, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently (A) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such shareholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with this Section) or (B) fails to inform the corporation that such shareholder no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 promulgated under the Exchange Act by delivering a written notice to the corporation’s secretary at the principal executive offices of the corporation within two business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any shareholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any shareholder meeting (or any supplement thereto) as a result of any notice provided by any shareholder pursuant to Rule 14a-19 promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of this Section or otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto), and any such nominee may only be nominated by a shareholder pursuant to this Section.

Section ~~2.7~~2.8 - Proxies and Voting

At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Each shareholder shall have one vote for every share of stock entitled to vote which is registered in ~~his~~such shareholder’s name on the record date for the meeting, except as otherwise provided herein or in the Certificate of Incorporation or required by law.

~~All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.~~

At the discretion of the chairperson of the meeting, all voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the shareholder or proxyholder submitting such ballot and such other information as may be required under the procedure established for the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

If a quorum is present, all matters shall be determined by a majority of the votes cast affirmatively or negatively, unless a greater number or voting by class is required by law, the Certificate of Incorporation of the Corporation or these By-laws. Notwithstanding the preceding sentence and anything in the last paragraph of Section 2.4 to the contrary, all director elections shall be determined by a plurality of the votes cast, except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation.

Section ~~2.8~~2.9 - Shareholder Action By Written Consent

Any action which may be taken at a meeting of the ~~Shareholders~~shareholders may be taken by written consent without a meeting if such action is taken in conformance with the Delaware ~~Corporations Code~~General Corporation Law.

Section ~~2.9~~2.10 - Stock List

A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in ~~his~~each such shareholder’s name, shall be prepared no later than the 10th day before each meeting of shareholders and shall be open to the examination of any such shareholder, for any purpose germane to the meeting, ~~during ordinary business hours~~ for a period of ~~at least ten (~~10~~)~~  days ~~prior to~~ending on the day before the meeting~~, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.~~ date, in the manner provided by law. ~~The Stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present.~~ This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

Section ~~2.10~~2.11 - Meetings by ~~Telecommunication~~Remote Communication

~~Any meeting of the shareholders may be conducted through the use of any means of communication which allows persons participating in the meeting to hear one another.~~

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (i) participate in a meeting of shareholders, and (ii) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (B) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1 - Number and Term of Office

The authorized number of directors shall be fixed from time to time by the Board of Directors, provided that the authorized number of directors shall not be less than one ~~(1).~~. ~~The term of office of each director elected or appointed at or after the 2018 annual meeting of stockholders of the Corporation shall expire at the next annual meeting of stockholders following the date of election or appointment; provided, however, the term of any director who was elected or appointed prior to the 2018 annual meeting of stockholders will not be shortened.~~ Each director shall ~~serve~~hold office until ~~his or her~~a successor is duly elected and qualified or until ~~his or her~~the director’s earlier death, resignation, disqualification, or removal.

~~As a result, (i) the terms of the Class I directors shall expire at the Company’s 2018 annual meeting of stockholders, and concurrently therewith, Class I shall be eliminated, (ii) the terms of the Class II directors shall expire at the Company’s 2019 annual meeting of stockholders, and concurrently therewith, Class II shall be eliminated, and (iii) the terms of the Class III directors shall expire at the Company’s 2020 annual meeting of stockholders, and concurrently therewith, Class III shall be eliminated.~~

Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the ~~board~~Board of Directors which are being eliminated by the decrease. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 3.2 - Vacancies

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, even if less than a quorum (and not by the stockholders), and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, either for or without cause, but only by the affirmative vote of the holders of a majority in voting power of the shares then entitled to vote thereon, voting together as a single class.

Section 3.3 - Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.4 - Special Meetings

Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, if any, on such date and at such time as they or he shall fix. Notice of the place, if any, date and time of each such special meeting shall be given ~~by~~to each director by whom it is not waived by mailing written notice not less than three days before the meeting or ~~by telegraphing the same~~orally, by electronic transmission, or in any other manner permitted by law, not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5 - Quorum

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.6 - Participation in Meetings by ~~Conference Telephone~~Remote Communication

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such ~~board~~Board or committee by means of conference telephone or ~~similar~~other communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.7 - Conduct of Business; Action by Consent

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the ~~board~~Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing~~, and the writing or writings are~~ or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors in accordance with applicable law.

Section 3.8 - Powers

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a)	To declare dividends from time to time in accordance with law;

(b)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c)	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d)	To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e)	To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(f)	To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(g)	To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

(h)	To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the corporation’s business and affairs.

Section 3.9 - Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 3.10 - Interested Directors

(a)	No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because ~~his or their~~any such director’s or officer’s votes are counted for such purpose, if;

(1)	The material facts as to ~~his~~the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the ~~board~~Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)	The material facts as to ~~his~~the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the shareholders.

(b)	Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.11 - Loans

The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons without authorization in the particular case by the shareholders, but may lend money to and use its credit to assist any employee, excluding such officers, directors or other control persons of the corporation or of a subsidiary, if such loan or assistance benefits the corporation.

ARTICLE IV - COMMITTEES

Section 4.1 - Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole ~~board~~Board, may from time to time designate committees of the ~~board~~Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the ~~board~~Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any such committee ~~so designated~~ , to the extent provided in the resolution of the Board of Directors, shall have and may exercise the power and authority of the Board of Directors ~~to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide~~in the management of the business and affairs of the corporation to the fullest extent authorized by law. In the absence or disqualification of any member of any committee and any alternate member in ~~his~~such committee member’s place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not ~~he or they~~such committee member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2 - Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provisions shall be made for notice to members of all meetings; unless the Board of Directors provides otherwise, a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing~~, and the writing or writings are~~ or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of such committee in accordance with applicable law.

ARTICLE V - OFFICERS

Section 5.1 - Generally

The officers of the corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer and such other ~~subordinate~~ officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors~~, which shall consider that subject at its first meeting after every annual meeting of shareholders~~. Each officer shall hold ~~his~~such office until ~~his~~such officer’s successor is elected or appointed and qualified or until ~~his~~such officer’s earlier death, resignation ~~or~~, removal, or disqualification, unless a shorter term is specified in the vote electing or appointing said officer. Any number of offices may be held by the same person. No officer need be a director.

Section 5.2 - President

The President shall be the chief executive officer of the corporation, except as set forth in Section 5.6 of this Article. Subject to the provisions of these ~~By-laws~~Bylaws and to the direction of the Board of Directors, ~~he~~the president shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to ~~him~~the president by the Board of Directors. ~~He~~The president shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He The president shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 5.3 - Vice-president

Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 5.4 - Treasurer

The treasurer shall have the custody of the monies and securities of the corporation and shall keep regular books of account. ~~He~~The treasurer shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 5.5 - Secretary

The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors and shall have charge of the corporate books.

Section 5.6 - General Manager

The Board of Directors may employ and appoint a general manager who may, or may not, be one of the officers or directors of the corporation. If employed by the Board of Directors ~~he~~, the general manager shall be the chief operating officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the corporation and general supervision over its employees and agents. ~~He~~The general manager shall have the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or a committee, ~~he~~the general manager shall employ all employees of the corporation, or delegate such employment to subordinate officers, or division officers, or division chiefs, and shall have authority to discharge any person so employed. ~~He~~The general manager shall make a report to the President and directors quarterly, or more often if required to do so, setting forth the results of the operations under ~~his~~the general manager’s charge, together with suggestions regarding the improvement and betterment of the condition of the corporation, and shall perform such other duties as the Board of Directors shall require.

Section 5.7 - Delegation of Authority

The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.8 - Removal

Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.9 - Action with Respect to Securities of Other Corporation

Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1 - Generally

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that ~~he~~such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including ~~attorney’s~~attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by ~~him~~such person in connection with such action, suit or proceeding if ~~he~~such person acted in good faith and in a manner ~~he~~such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe ~~his~~such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or items equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which ~~he~~such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that ~~his~~such person’s conduct was lawful.

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that ~~he~~such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including ~~attorney’s~~attorneys’ fees) actually and reasonably incurred by ~~him~~such person in connection with the defense or settlement of such action or suit if ~~he~~such person acted in good faith and in a manner ~~he~~such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of ~~his~~such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 6.2 - Expenses

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of this Article, or in defense of any claim, issue or matter therein, ~~he~~such person shall be indemnified against expenses (including ~~attorney’s~~attorneys’ fees) actually and reasonably incurred by ~~him~~such person in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that ~~he~~such person is entitled to be indemnified by the corporation as authorized in this Article.

Section 6.3 - Determination by Board of Directors

Any indemnification under Section 6.1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because ~~he~~such person has met the applicable standard of conduct set forth in Section 6.1 of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum of the directors, or by the shareholders.

Section 6.4 - Non-exclusive Right

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or interested directors or otherwise, both as to action in ~~his~~such person’s official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such ~~a~~ person.

Section 6.5 - Insurance

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against ~~him~~such person and incurred by ~~him~~such person in any such capacity or arising out of ~~his~~such person’s status as such, whether or not the corporation would have the power to indemnify ~~him~~such person against such liability under the provisions of this Article.

The corporation’s indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on ~~his~~such person’s behalf by the corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.6 - Violation of Law

Nothing contained in this Article, or elsewhere in these By-laws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the ~~Federal~~ Securities Act of 1933, as amended, the ~~Securities~~ Exchange Act ~~of 1934~~, or any other applicable state or federal law.

Section 6.7 - Coverage

For the purposes of this Article, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as ~~he~~such person would if ~~he~~such person had served the resulting or surviving corporation in the same capacity.

ARTICLE VII - STOCK

Section 7.1 - Certificates of Stock

~~The shares of stock of the corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.~~

Shares of the corporation’s stock may be certificated or uncertificated (which may be evidenced by a book-entry system maintained by the registrar of such stock), as provided under the Delaware General Corporation Law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number, class and, if applicable, series of shares of the stock owned by the shareholder. Any certificates issued to a shareholder of the corporation shall bear the name of the corporation and shall be signed by, or in the name of the corporation by, any two authorized officers of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 - Transfers of Stock

Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and, except where a certificate is issued in accordance with Section 7.4 of this Article, upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation~~, by the secretary or assistant secretary of the corporation or the transfer agent thereof~~. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

Section 7.3 - Record Date

The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of shareholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

Section 7.4 - Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, ~~another may be issued in its place~~the corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by the corporation pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7.5 - Regulations

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII - NOTICES

Section 8.1 - Notices

Whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. ~~Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such~~If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the shareholder, director, officer~~,~~  or agent at ~~his or her~~such person’s address as ~~the same~~it appears on the ~~books~~records of the corporation. ~~The time when such notice is dispatched shall be the time of the giving of the notice.~~Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 8.2 - Waivers

A written waiver of any notice, signed by a shareholder, director, officer or agent, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE IX - MISCELLANEOUS

Section 9.1 - Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.2 - Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 9.3 - Reliance upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of ~~his~~such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the corporation~~, including~~ and upon such information, opinions, reports ~~made~~or statements presented to the corporation by any of its officers~~, by an independent certified public accountant, or by an appraiser~~ or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 9.4 - Fiscal Year

The fiscal year of the corporation shall be as fixed by resolution of the Board of Directors.

Section 9.5 - Time Periods

In applying any of these By-laws which require that an act be done or not done a specified number of days prior to any event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE X - AMENDMENTS

Section 10.1 - Amendments

These By-laws, or any portion hereof, may be amended or repealed by the Board of Directors at any meeting or by the shareholders at any meeting.